CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS FOURTH QUARTER
NET INCOME OF $2.5 MILLION; CORE DEPOSITS UP 15%

January 27, 2012 - Harrisburg, PA - Metro Bancorp, Inc. (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today reported financial results for the fourth quarter and full year of 2011. The Company recorded net income of $2.5 million, or $0.18 per share, for the fourth quarter of 2011 compared to net income of $1.5 million, or $0.10 per share, for the fourth quarter of 2010. The Company also reported core deposit growth of 15% over the past twelve months.

Financial Highlights
(in millions, except per share data)

	Quarter Ended			Year Ended
			%			%
	12/31/11	12/31/10	Change	12/31/11	12/31/10	Change
Total assets	$2,421.2	$2,234.5	8%

Total deposits	2,071.6	1,832.2	13%

Total loans (net)	1,415.0	1,357.6	4%

Total revenues	$28.5	$29.0	(2)%	$113.5	$109.2	4%

Net income (loss)	2.5	1.5	70%	0.3	(4.3)	107%

Diluted net income (loss) per share	$0.18	$0.10	80%	$0.02	$(0.33)	106%

“We are extremely pleased with our 15% annual increase in core deposits for 2011 as well as our recorded net income of $2.5 million, or $0.18 per share, for the fourth quarter of 2011,” said Gary L. Nalbandian, the Company's Chairman and Chief Executive Officer.

"We continue to make progress related to the resolution of asset quality concerns which, in turn, strengthens our balance sheet and future operations. Nonperforming assets trended lower for the sixth consecutive quarter to $41.9 million, or 1.73%, of total assets at December 31, 2011 from a high of $70.6 million, or 3.22%, of total assets at June 30, 2010," said Nalbandian.

Highlights for the Quarter and Year Ended December 31, 2011

•	The Company recorded net income of $2.5 million, or $0.18 per share, for the fourth quarter of 2011 compared to net income of $1.5 million, or $0.10 per share, for the same period one year ago.

•	Total revenues were $28.5 million for the fourth quarter 2011, up $399,000, or 1%, over total revenues for the previous quarter. Total revenues for 2011 increased $4.2 million, or 4%, over 2010.

•
Noninterest expenses for the fourth quarter were down $1.6 million, or 7%, on a linked quarter basis, and were down $2.8 million, or 11%, compared to the fourth quarter one year ago. Total noninterest expenses for the full year 2011 were down $3.1 million, or 3%, from 2010.

•	Metro's capital levels remain strong with a Total Risk-Based Capital ratio of 15.36%, a Tier 1 Leverage ratio of 9.99% and a tangible common equity to tangible assets ratio of 9.05%.

•	Stockholders' equity increased by $14.7 million, or 7%, over the past twelve months to $220.0 million. At December 31, 2011, the Company's book value per share was $15.50.

•	Total deposits increased to $2.07 billion, up $239.4 million, or 13%, over the past twelve months.

•	Core deposits (all deposits excluding public fund time deposits) increased $258.1 million, or 15%, over one year ago and now exceed $2.0 billion.

•	Core noninterest bearing demand deposits grew 17% over the previous twelve months.

•	Net loans grew $57.5 million, or 4%, over the past twelve months and now total $1.42 billion.

•	Nonperforming asset balances declined for the sixth consecutive quarter to 1.73% of total assets from a high of 3.22% of total assets at June 30, 2010.

•
Our allowance for loan losses totaled $21.6 million, or 1.50%, of total loans at December 31, 2011, as compared to the total allowance amount of $21.6 million, or 1.57%, of total loans at December 31, 2010. During the past twelve months the nonperforming loan coverage ratio has increased from 41% to 62%.

•
The Company's net interest margin on a fully-taxable basis for the fourth quarter of 2011 was 3.82%, compared to 3.77% recorded in the third quarter of 2011 and compared to 3.98% for the fourth quarter of 2010. The Company's deposit cost of funds for the fourth quarter was 0.50%, down from 0.58% for the previous quarter and compared to 0.66% for the same period one year ago.

Income Statement

	Three months ended December 31,			Year ended December 31,
(dollars in thousands, except per share data)	2011	2010	% Change	2011	2010	% Change
Total revenues	$28,452	$28,981	(2)%	$113,451	$109,230	4%
Total noninterest expenses	21,731	24,548	(11)	94,014	97,103	(3)
Net income (loss)	2,483	1,457	70	289	(4,337)	107
Diluted net income (loss)/share	$0.18	$0.10	80%	$0.02	$(0.33)	106%

The Company recorded net income of $2.5 million, or $0.18 per share, for the fourth quarter of 2011 compared to net income of $1.5 million, or $0.10 per share, for the fourth quarter of 2010. Net income totaled $289,000, or $0.02 per share, for the year ended December 31, 2011 as compared to a net loss of $4.3 million, or $0.33 per share, for 2010.

Total revenues (net interest income plus noninterest income) for the fourth quarter of 2011 were $28.5 million, down $529,000, or 2%, from the fourth quarter of 2010. Noninterest expenses for the quarter were down $2.8 million, or 11%, compared to the same period in 2010. On a linked quarter basis, total revenues were up $399,000, or 1%, while total non interest expenses decreased by $1.6 million, or 7%.

Total revenues for the year ended December 31, 2011 were $113.5 million, up $4.2 million, or 4%, over total revenues for 2010. Total noninterest expenses for the year ended December 31, 2011 were $94.0 million, down $3.1 million, or 3% from last year.

Net Interest Income and Net Interest Margin

Net interest income for the fourth quarter of 2011 totaled $21.4 million, up $944,000, or 5%, over the $20.4 million recorded in the fourth quarter of 2010. Net interest income for the year ended December 31, 2011 totaled $83.0 million, an increase of $3.1 million, or 4%, over the $79.9 million recorded for 2010.

Average interest earning assets for the fourth quarter of 2011 totaled $2.26 billion versus $2.23 billion for the previous quarter and were up $185.0 million, or 9%, over the fourth quarter of 2010. Average interest bearing deposits totaled $1.67 billion for the fourth quarter of 2011, up 5%, over the same quarter of 2010. Average noninterest bearing deposits for the fourth quarter of 2011 were $377.9 million, up $44.4 million, or 13%, over the fourth quarter last year. Total interest expense for the quarter was down $726,000, or 18%, from the fourth quarter of 2010 as a result of a 16 basis points ("bps") reduction in the Bank's deposit cost of funds and a 19 bps reduction in the Company's overall total cost of all funds over the past twelve months.

The net interest margin for the fourth quarter of 2011 was 3.73%, up over the 3.67% recorded for the previous quarter and compared to 3.89% for the fourth quarter of 2010. The net interest margin on a fully-taxable basis for the fourth quarter of 2011 was 3.82%, up 5 bps over the previous quarter and compared to 3.98% for the fourth quarter of 2010.

The Company's deposit cost of funds for the fourth quarter of 2011 was 0.50%, down from 0.58% the previous quarter, and down 16 bps from 0.66% recorded in the fourth quarter one year ago.

The Company's net interest margin was 3.73% for the year ended December 31, 2011 compared to 3.89% for the same period in 2010. On a fully-taxable equivalent basis, the net interest margin was 3.82% for 2011 compared to 4.00% one year ago.

Change in Net Interest Income and Rate/Volume Analysis

As shown in the following table, the change in net interest income on a fully tax-equivalent basis for the fourth quarter of 2011 over the same period of 2010 was due to an increase in the level of interest-earning assets combined with a reduction in the Company's cost of funds, partially offset by lower yields on the Company's earning assets. The rate changes are a direct impact of lower yields earned on the loan and investment portfolios in 2011 as a result of the continued low level of market interest rates on new loan originations and investment purchases.

(dollars in thousands)	Net Interest Income
2011 vs. 2010	Volume Change	Rate Change	Total Increase	% Increase
4th Quarter	$1,545	$(600)	$945	5%
Year to Date	$5,863	$(2,978)	$2,885	4%

Noninterest Income

Noninterest income for the fourth quarter of 2011 totaled $7.1 million, down $1.5 million, or 17%, from $8.5 million recorded in the fourth quarter one year ago.

	Three months ended December 31,			Year ended December 31,
(dollars in thousands)	2011	2010	% Change	2011	2010	% Change
Service charges, fees and other income	$6,915	$7,015	(1)%	$27,773	$26,681	4%
Gains on sales of loans	231	1,329	(83)	2,728	2,434	12
Gains on sales/calls of securities	—	1,765	(100)	350	2,801	(88)
Credit impairment losses on investment securities	(9)	—	—	(324)	(962)	(66)
Debt prepayment charge	(75)	(1,574)	(95)	(75)	(1,574)	(95)
Total noninterest income	$7,062	$8,535	(17)%	$30,452	$29,380	4%

Service charges, fees and other income decreased by $100,000, or 1%, from the fourth quarter of 2010. Gains on the sale of loans totaled $231,000 for the fourth quarter of 2011 versus $1.3 million for the same period in 2010. The decrease is primarily attributable to no sales of SBA loans during the fourth quarter of 2011 as compared to gains of $1.0 million recorded in the fourth quarter one year ago on the sale of SBA loans. The Company recorded a $75,000 charge during the fourth quarter to repurchase and retire $5.0 million of 11% fixed rate Trust Capital Securities which had been issued in June 2000. Going forward, this repurchase will save the Company $550,000 of interest expense annually.

Noninterest income for the year ended December 31, 2011 totaled $30.5 million, up $1.1 million, or 4% , over 2010. Service charges, fees and other income increased by $1.1 million, or 4%, for the year 2011 over 2010. Gains on the sales of loans totaled $2.7 million for 2011 compared to $2.4 million for 2010.

Noninterest Expenses

Noninterest expenses for the fourth quarter of 2011 were $21.7 million, down $1.6 million, or 7%, on a linked quarter basis and down $2.8 million, or 11%, compared to the total of $24.5 million recorded in the fourth quarter one year ago. Noninterest expenses for the year ended 2011 totaled $94.0 million, down $3.1 million, or 3%, from 2010.

The breakdown of noninterest expenses for the fourth quarter and for the years ended December 31, 2011 and 2010, respectively, are shown in the following table:

	Three months ended December 31,			Year ended December 31,
(dollars in thousands)	2011	2010	% Change	2011	2010	% Change
Salaries and employee benefits	$9,572	$10,397	(8)%	$40,318	$41,494	(3)%
Occupancy and equipment	3,551	3,132	13	14,620	13,563	8
Advertising and marketing	776	827	(6)	2,016	2,967	(32)
Data processing	3,719	3,251	14	14,211	13,121	8
Regulatory assessments and related fees	782	1,193	(34)	3,638	4,598	(21)
Foreclosed real estate	230	11	1,991	2,275	1,380	65
Branding	74	—		1,891	—
Consulting fees	330	1,841	(82)	1,496	4,508	(67)
Other expenses	2,697	3,896	(31)	13,549	15,472	(12)
Total noninterest expenses	$21,731	$24,548	(11)%	$94,014	$97,103	(3)%

The Company experienced a lower level of noninterest expenses in most major categories during the fourth quarter and for the year ended December 31, 2011 compared to the same periods in 2010. Staffing expenses were down compared to the same quarter one year ago as a result of a lower levels of costs associated with the Company's employee benefit plans and its 401(K) Retirement Savings Plan as well as a slightly lower level of full-time equivalent employees during the quarter compared to prior periods. Occupancy and equipment charges were higher during the fourth quarter of 2011 compared to the same period in 2010 as a result of repairs and maintenance for several of the Company's facilities. Data processing costs were higher for the quarter vs. the same period one year ago due to a higher level of license fee costs associated with software implementation and a higher level of debit card transaction processing. Lower FDIC insurance assessment fees, effective April 1, 2011 for most FDIC-insured banks provided the Company's decrease in regulatory expenses. Foreclosed real estate costs for the quarter included $214,000 of write-downs associated with four properties with one property accounting for 53% of the total write-down. Consulting fees were down measurably for the fourth quarter and full year 2011 compared to the respective periods last year as the Company worked on an elevated level of regulatory compliance efforts in 2010. Those efforts, and the costs associated with them, have decreased dramatically over the past two quarters vs. prior periods. Noninterest expenses for the full year of 2011 totaled $94.0 million, down $3.1 million, or 3%, compared to the full year of 2010.

Balance Sheet

	As of December 31,
(dollars in thousands)	2011	2010	% Increase
Total assets	$2,421,219	$2,234,472	8%

Total loans (net)	1,415,048	1,357,587	4%

Total deposits	2,071,574	1,832,179	13%

Total core deposits	2,028,338	1,770,201	15%

Total stockholders' equity	220,020	205,351	7%

Deposits

The Company continued to experience strong deposit growth with total deposits at December 31, 2011 reaching $2.07 billion, a $239.4 million, or 13%, increase over total deposits of $1.83 billion one year ago. At the same time, core deposits increased by $258.1 million to $2.03 billion, a 15% increase over the past twelve months.

Core Deposits

Change in core deposits by type of account is as follows:

	As of December 31,
(dollars in thousands)	2011	2010	% Change	4th Quarter 2011 Cost of Funds
Demand noninterest-bearing	$397,251	$340,956	17%	0.00%
Demand interest-bearing	1,038,760	927,575	12	0.45
Savings	406,896	292,995	39	0.40
Subtotal	1,842,907	1,561,526	18	0.35
Time	185,431	208,675	(11)	1.94
Total core deposits	$2,028,338	$1,770,201	15%	0.50%

Total core demand noninterest bearing deposits increased by $56.3 million, or 17%, over the past twelve months to $397.3 million. Likewise, core saving deposits increased by $113.9 million, or 39%, over the same period. The total cost of core deposits, excluding time deposits, during the fourth quarter of 2011 was 0.35%, compared to 0.40% for the previous quarter and to 0.45% for the fourth quarter one year ago. The cost of total core deposits for the fourth quarter of 2011 was 0.50%, down 16 basis points, or 24%, from the same period in 2010.

Change in core deposits by type of customer is as follows:

	December 31,	% of	December 31,	% of	%
(dollars in thousands)	2011	Total	2010	Total	Increase
Consumer	$949,094	47%	$894,994	51%	6%
Commercial	587,123	29	552,244	31	6
Government	492,121	24	322,963	18	52
Total	$2,028,338	100%	$1,770,201	100%	15%

Total consumer core deposits increased by $54.1 million, or 6%, and total commercial core deposits grew by $34.9 million, or 6%, during the past 12 months while government deposits increased by $169.2 million.

Lending

Gross loans totaled $1.44 billion at December 31, 2011, an increase of $57.5 million, or 4%, compared to December 31, 2010. The composition of the Company's loan portfolio is as follows:

(dollars in thousands)	December 31, 2011	% of Total	December 31, 2010	% of Total	$ Change	% Change
Commercial and industrial	$321,988	22%	$337,398	24%	$(15,410)	(5)%
Commercial tax-exempt	81,532	6	85,863	6	(4,331)	(5)
Owner occupied real estate	279,372	20	241,553	18	37,819	16
Commercial construction and land development	103,153	7	112,094	8	(8,941)	(8)
Commercial real estate	364,405	25	313,194	23	51,211	16
Residential	83,940	6	81,124	6	2,816	3
Consumer	202,278	14	207,979	15	(5,701)	(3)
Gross loans	$1,436,668	100%	$1,379,205	100%	$57,463	4%

Asset Quality

The Company's asset quality ratios are highlighted below:

	Quarters Ended
	December 31, 2011	September 30 2011	December 31, 2010
Nonperforming assets/total assets	1.73%	1.87%	2.67%
Net loan charge-offs (annualized)/average total loans	1.39%	3.34%	0.62%
Loan loss allowance/total loans	1.50%	1.61%	1.57%
Nonperforming loan coverage	62%	61%	41%
Nonperforming assets/capital and reserves	17%	19%	26%

Nonperforming assets trended lower for the sixth consecutive quarter to $41.9 million, or 1.73%, of total assets at December 31, 2011, down $3.6 million, or 8%, from $45.5 million, or 1.87%, of total assets at September 30, 2011 and down $17.7 million, or 30%, from $59.6 million, or 2.67%, of total assets one year ago. Total delinquent loans, including all nonaccrual loans, as a percentage of total gross loans outstanding, were 2.62% at December 31, 2011, compared to 4.35% at December 31, 2010. Accruing restructured loans at December 31, 2011 totaled $12.8 million compared to $15.0 million for the previous quarter-end and to $177,000 one year ago.

The Company recorded a provision for loan losses of $3.4 million for the fourth quarter of 2011 as compared to $13.8 million for the previous quarter and to $2.6 million recorded in the fourth quarter of 2010. The allowance for loan losses totaled $21.6 million as of December 31, 2011 as compared to $23.3 million at September 30, 2011 and to $21.6 million at December 31, 2010. The allowance represented 1.50% of gross loans outstanding at December 31, 2011, compared to 1.61% at September 30, 2011 and 1.57% at December 31, 2010.

Total net charge-offs for the fourth quarter of 2011 were $5.0 million, versus $12.2 million for the previous quarter and compared to $2.2 million for the fourth quarter of 2010. Approximately $4.4 million, or 88%, of total net loan charge-offs for the fourth quarter of 2011 were associated with a total of three relationships, all of which were originated prior to 2008 and had been specifically reserved for in prior quarters.

The provision for loan losses for the year ended December 31, 2011 totaled $20.6 million, down $408,000, or 2%, compared to $21.0 million recorded for the same period in 2010. Total net charge-offs for the full year of 2011 were $20.6 million, or 1.43%, of average loans outstanding compared to $13.8 million, or 0.98%, of average loans outstanding for 2010.

Investments

The Company's investment portfolio grew $144.5 million, or 22%, from $665.6 million at December 31, 2010 to $810.1 million at December 31, 2011. Detailed below is information regarding the composition and characteristics of the portfolio at December 31, 2011:

Product Description	Available for Sale	Held to Maturity	Total
(dollars in thousands)
U.S. Government agencies/other	$22,558	$97,750	$120,308
Mortgage-backed securities:
Federal government agencies pass through certificates	21,412	37,658	59,070
Agency collateralized mortgage obligations	528,163	45,122	573,285
Private-label collateralized mortgage obligations	23,006	—	23,006
Corporate debt securities	18,320	15,000	33,320
Municipal securities	—	1,105	1,105
Total	$613,459	$196,635	$810,094
Duration (in years)	2.5	1.1	2.1
Average life (in years)	2.8	1.4	2.5
Quarterly average yield (annualized)	2.62%	3.56%	2.86%

At December 31, 2011, the after-tax unrealized gains on the Bank's available for sale portfolio was $3.8 million, as compared to unrealized losses of $5.6 million at December 31, 2010.

Capital

Stockholders' equity at December 31, 2011 totaled $220.0 million, an increase of $14.7 million, or 7%, over stockholders' equity of $205.4 million at December 31, 2010. Return on average stockholders' equity (ROE) for the fourth quarters of 2011 and 2010, was 4.48% and 2.75%, respectively.

During the month of December 2011, the Company repurchased and retired $5.0 million of 11% fixed rate Trust Capital Securities. These securities were issued in June 2000 and had a maturity date of June 2030. The Company recorded a one-time charge of $75,000 related to this transaction. Going forward, this will result in an annual savings of $550,000 of interest expense for the Company. The $5.0 million decrease in total capital resulting from this transaction reduced the Company's leverage ratio by 21 bps and its Tier 1 and Total Risk-Based Capital ratios by 29 bps each.

The Company's capital ratios at December 31, 2011 and 2010 were as follows:

	12/31/2011	12/31/2010	Regulatory Guidelines “Well Capitalized”
Leverage ratio	9.99%	10.68%	5.00%
Tier 1	14.11	14.58	6.00
Total capital	15.36	15.83	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies.

At December 31, 2011, the Company's book value per common share was $15.50.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control).   The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable, we can give no assurance that any of them will be achieved.  You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	the effects of and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•
the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and other changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•	changes in the Federal Deposit Insurance Corporation (FDIC) deposit fund and the associated premiums that banks pay to the fund;

•	interest rate, market and monetary fluctuations;

•	unanticipated regulatory or judicial proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies;

•	our ability to continue to grow our business internally and through acquisitions and successful integration of new or acquired entities while controlling costs;

•	continued levels of loan quality and volume origination;

•	the adequacy of the allowance for loan losses;

•	deposit flows;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically;

•	the loss of certain key officers;

•	changes in accounting principles, policies and guidelines;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	rapidly changing technology;

•	continued relationships with major customers;

•	effect of terrorist attacks and threats of actual war;

•	compliance with the April 29, 2010 consent order may result in increased noninterest expenses;

•	expenses associated with modifications we are making to our logos in response to the Members 1st litigation and dismissal order;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services; and

•	our success at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Metro Bancorp, Inc.
Selected Consolidated Financial Data

	At or for the					At or for the
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	%	December 31,	%	December 31,	December 31,	%
(in thousands, except per share amounts)	2011	2011	Change	2010	Change	2011	2010	Change
Income Statement Data:
Net interest income	$21,390	$20,775	3%	$20,446	5%	$82,999	$79,850	4%
Provision for loan losses	3,350	13,750	(76)	2,600	29	20,592	21,000	(2)
Noninterest income	7,062	7,278	(3)	8,535	(17)	30,452	29,380	4
Total revenues	28,452	28,053	1	28,981	(2)	113,451	109,230	4
Noninterest operating expenses	21,731	23,355	(7)	24,548	(11)	94,014	97,103	(3)
Net income (loss)	2,483	(5,718)	143	1,457	70	289	(4,337)	107
Per Common Share Data:
Net income (loss) per share:
Basic	$0.18	$(0.41)	144%	$0.10	80%	$0.02	$(0.33)	106%
Diluted	0.18	(0.41)	144	0.10	80	0.02	(0.33)	106

Book Value		$15.53				$15.50	$14.86	4%

Weighted average shares outstanding:
Basic	14,075	13,959		13,690		13,919	13,563
Diluted	14,075	13,959		13,690		13,919	13,563
Balance Sheet Data:
Total assets	$2,421,219	$2,435,058	(1)%			$2,421,219	$2,234,472	8%
Loans (net)	1,415,048	1,421,307	—			1,415,048	1,357,587	4
Allowance for loan losses	21,620	23,307	(7)			21,620	21,618	—
Investment securities	810,094	820,074	(1)			810,094	665,588	22
Total deposits	2,071,574	2,059,387	1			2,071,574	1,832,179	13
Core deposits	2,028,338	1,994,797	2			2,028,338	1,770,201	15
Stockholders' equity	220,020	219,260	—			220,020	205,351	7
Capital:
Tangible common equity to tangible assets		8.96%				9.05%	9.15%
Leverage ratio		10.15				9.99	10.68
Risk based capital ratios:
Tier 1		14.10				14.11	14.58
Total Capital		15.35				15.36	15.83
Performance Ratios:
Cost of funds	0.61%	0.68%		0.80%		0.69%	0.88%
Deposit cost of funds	0.50	0.58		0.66		0.59	0.72
Net interest margin	3.73	3.67		3.89		3.73	3.89
Return on average assets	0.41	(0.95)		0.26		0.01	(0.20)
Return on avg total stockholders' equity	4.48	(10.24)		2.75		0.13	(2.09)
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	1.39%	3.34%		0.62%		1.43%	0.98%
Nonperforming assets to total period-end assets		1.87				1.73	2.67
Allowance for loan losses to total period-end loans		1.61				1.50	1.57
Allowance for loan losses to period-end nonperforming loans		61				62	41
Nonperforming assets to capital and allowance		19				17	26

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	December 31,
(in thousands, except share and per share amounts)	2011	2010

Assets
Cash and due from banks	$46,998	$32,858
Federal funds sold	8,075	—
Cash and cash equivalents	55,073	32,858
Securities, available for sale at fair value	613,459	438,012
Securities, held to maturity at cost (fair value 2011: $199,857; 2010: $224,202)	196,635	227,576
Loans, held for sale	9,359	18,605
Loans receivable, net of allowance for loan losses (allowance 2011: $21,620; 2010: $21,618)	1,415,048	1,357,587
Restricted investments in bank stock	16,802	20,614
Premises and equipment, net	82,114	88,162
Other assets	32,729	51,058
Total assets	$2,421,219	$2,234,472

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$397,251	$340,956
Interest-bearing	1,674,323	1,491,223
Total deposits	2,071,574	1,832,179
Short-term borrowings	65,000	140,475
Long-term debt	49,200	29,400
Other liabilities	15,425	27,067
Total liabilities	2,201,199	2,029,121
Stockholders' Equity:
Preferred stock - Series A noncumulative; $10.00 par value;
(1,000,000 shares authorized; 40,000 shares issued and outstanding)	400	400
Common stock - $1.00 par value; 25,000,000 shares authorized;
(issued and outstanding shares 2011: 14,125,346; 2010: 13,748,384)	14,125	13,748
Surplus	156,184	151,545
Retained earnings	45,497	45,288
Accumulated other comprehensive income (loss)	3,814	(5,630)
Total stockholders' equity	220,020	205,351
Total liabilities and stockholders' equity	$2,421,219	$2,234,472

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2011	2010	2011	2010
Interest Income
Loans receivable, including fees:
Taxable	$17,951	$17,585	$71,307	$70,423
Tax-exempt	1,018	1,015	4,020	4,521
Securities:
Taxable	5,755	5,905	22,362	22,275
Tax-exempt	1	—	1	14
Federal funds sold	1	3	5	14
Total interest income	24,726	24,508	97,695	97,247
Interest Expense
Deposits	2,599	3,171	11,443	13,467
Short-term borrowings	45	75	439	317
Long-term debt	692	816	2,814	3,613
Total interest expense	3,336	4,062	14,696	17,397
Net interest income	21,390	20,446	82,999	79,850
Provision for loan losses	3,350	2,600	20,592	21,000
Net interest income after provision for loan losses	18,040	17,846	62,407	58,850
Noninterest Income
Service charges, fees and other operating income	6,915	7,015	27,773	26,681
Gains on sales of loans	231	1,329	2,728	2,434
Total fees and other income	7,146	8,344	30,501	29,115
Net impairment loss on investment securities	(9)	—	(324)	(962)
Net gains on sales/calls of securities	—	1,765	350	2,801
Debt prepayment charge	(75)	(1,574)	(75)	(1,574)
Total noninterest income	7,062	8,535	30,452	29,380
Noninterest Expenses
Salaries and employee benefits	9,572	10,397	40,318	41,494
Occupancy and equipment	3,551	3,132	14,620	13,563
Advertising and marketing	776	827	2,016	2,967
Data processing	3,719	3,251	14,211	13,121
Regulatory assessments and related fees	782	1,193	3,638	4,598
Foreclosed real estate	230	11	2,275	1,380
Branding	74	—	1,891	—
Consulting fees	330	1,841	1,496	4,508
Other	2,697	3,896	13,549	15,472
Total noninterest expenses	21,731	24,548	94,014	97,103
Income (loss) before taxes	3,371	1,833	(1,155)	(8,873)
Provision (benefit) for federal income taxes	888	376	(1,444)	(4,536)
Net income (loss)	$2,483	$1,457	$289	$(4,337)
Net Income (Loss) per Common Share
Basic	$0.18	$0.10	$0.02	$(0.33)
Diluted	0.18	0.10	0.02	(0.33)
Average Common and Common Equivalent Shares Outstanding
Basic	14,075	13,690	13,919	13,563
Diluted	14,075	13,690	13,919	13,563

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ended,									Year-to-date,

	December 31, 2011			September 30, 2011			December 31, 2010			December 31, 2011			December 31, 2010
	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$805,467	$5,754	2.86%	$757,090	$5,613	2.97%	$675,262	$5,905	3.50%	$744,903	$22,362	3.00%	$595,378	$22,275	3.74%
Tax-exempt	156	2	4.29	—	—	—	—	—	—	39	2	4.26	334	20	6.09
Total securities	805,623	5,756	2.86	757,090	5,613	2.97	675,262	5,905	3.50	744,942	22,364	3.00	595,712	22,295	3.74
Federal funds sold	7,547	—	0.02	20,468	2	0.05	6,066	3	0.13	9,176	5	0.05	11,106	14	0.12
Total loans receivable	1,446,084	19,494	5.30	1,451,863	19,327	5.23	1,392,955	19,123	5.39	1,448,056	77,398	5.29	1,426,225	77,274	5.36
Total earning assets	$2,259,254	$25,250	4.41%	$2,229,421	$24,942	4.41%	$2,074,283	$25,031	4.76%	$2,202,174	$99,767	4.49%	$2,033,043	$99,583	4.86%
Sources of Funds
Interest-bearing deposits:
Regular savings	$359,966	$364	0.40%	$332,147	$355	0.42%	$319,000	$356	0.44%	$336,720	$1,446	0.43%	$324,698	$1,514	0.47%
Interest checking and money market	1,056,840	1,202	0.45	993,068	1,355	0.54	991,108	1,516	0.61	967,982	5,433	0.56	946,982	6,501	0.69
Time deposits	196,431	960	1.94	205,478	1,056	2.04	211,339	1,218	2.29	206,178	4,272	2.07	216,434	5,189	2.40
Public funds time	56,057	73	0.51	65,946	91	0.55	62,061	81	0.52	54,824	292	0.53	41,608	263	0.63
Total interest-bearing deposits	1,669,294	2,599	0.62	1,596,639	2,857	0.71	1,583,508	3,171	0.79	1,565,704	11,443	0.73	1,529,722	13,467	0.88
Short-term borrowings	74,279	45	0.24	110,935	57	0.20	47,036	75	0.63	127,975	439	0.34	52,170	317	0.60
Long-term debt	53,100	692	5.20	54,400	726	5.33	43,530	816	5.74	48,935	2,814	5.74	51,660	3,613	6.99
Total interest-bearing liabilities	1,796,673	3,336	0.74	1,761,974	3,640	0.82	1,674,074	4,062	0.96	1,742,614	14,696	0.84	1,633,552	17,397	1.06
Demand deposits (noninterest-bearing)	377,942			373,232			333,499			373,494			332,099
Sources to fund earning assets	2,174,615	3,336	0.61	2,135,206	3,640	0.68	2,007,573	4,062	0.80	2,116,108	14,696	0.69	1,965,651	17,397	0.88
Noninterest-bearing funds (net)	84,639			94,215			66,710			86,066			67,392
Total sources to fund earning assets	$2,259,254	$3,336	0.59%	$2,229,421	$3,640	0.65%	$2,074,283	$4,062	0.78%	$2,202,174	$14,696	0.67%	$2,033,043	$17,397	0.85%

Net interest income and margin on a tax- equivalent basis		$21,914	3.82%		$21,302	3.77%		$20,969	3.98%		$85,071	3.82%		$82,186	4.00%
Tax-exempt adjustment		524			527			523			2,072			2,336
Net interest income and margin		$21,390	3.73%		$20,775	3.67%		$20,446	3.89%		$82,999	3.73%		$79,850	3.89%

Other Balances:
Cash and due from banks	$43,925			$44,322			$46,052			$43,868			$44,583
Other assets	103,391			103,794			119,821			103,474			114,281
Total assets	2,406,570			2,377,537			2,240,156			2,349,516			2,191,907
Other liabilities	11,833			20,855			22,020			17,750			18,804
Stockholders' equity	220,122			221,476			210,563			215,658			207,452

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(dollars in thousands)	2011	2010	2011	2010

Balance at beginning of period	$23,307	$21,169	$21,618	$14,391
Provisions charged to operating expenses	3,350	2,600	20,592	21,000
	26,657	23,769	42,210	35,391
Recoveries of loans previously charged-off:
Commercial and industrial	82	22	156	407
Commercial tax-exempt	—	—	—	—
Owner occupied real estate	59	2	60	3
Commercial construction and land development	11	50	11	58
Commercial real estate	5	1	15	25
Residential	39	3	68	5
Consumer	82	6	135	24
Total recoveries	278	84	445	522
Loans charged-off:
Commercial and industrial	(3,123)	(533)	(7,945)	(5,995)
Commercial tax-exempt	—	—	—	—
Owner occupied real estate	—	(489)	(254)	(614)
Commercial construction and land development	(1,715)	(468)	(10,629)	(3,779)
Commercial real estate	(175)	(252)	(852)	(2,138)
Residential	(41)	(171)	(188)	(705)
Consumer	(261)	(322)	(1,167)	(1,064)
Total charged-off	(5,315)	(2,235)	(21,035)	(14,295)
Net charge-offs	(5,037)	(2,151)	(20,590)	(13,773)
Balance at end of period	$21,620	$21,618	$21,620	$21,618
Net charge-offs (annualized) as a percentage of average loans outstanding	1.39%	0.62%	1.43%	0.98%
Allowance for loan losses as a percentage of period-end loans	1.50%	1.57%	1.50%	1.57%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(unaudited)

The following table presents information regarding nonperforming loans and assets as of December 31, 2011 and for the preceding four quarters (dollar amounts in thousands).

	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
Nonperforming Assets
Nonaccrual loans:
Commercial and industrial	$10,162	$12,175	$19,312	$22,454	$23,103
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	2,895	3,482	2,450	4,552	4,318
Commercial construction and land development	8,511	6,309	12,629	13,674	14,155
Commercial real estate	7,820	10,400	5,125	5,043	5,424
Residential	2,912	3,125	3,663	3,833	3,609
Consumer	1,829	2,009	2,310	2,357	1,579
Total nonaccrual loans	34,129	37,500	45,489	51,913	52,188
Loans past due 90 days or more and still accruing	692	567	—	90	650
Total nonperforming loans	34,821	38,067	45,489	52,003	52,838
Foreclosed real estate	7,072	7,431	8,048	6,138	6,768
Total nonperforming assets	$41,893	$45,498	$53,537	$58,141	$59,606
Troubled Debt Restructurings (TDRs)
Nonaccruing TDRs	$10,075	$10,129	$10,054	$8,373	$—
Accruing TDRs	12,835	14,979	—	—	177
Total TDRs	$22,910	$25,108	$10,054	$8,373	$177

Nonperforming loans to total loans	2.42%	2.64%	3.12%	3.59%	3.83%

Nonperforming assets to total assets	1.73%	1.87%	2.24%	2.51%	2.67%

Nonperforming loan coverage	62%	61%	48%	42%	41%

Allowance for loan losses as a percentage of total period-end loans	1.50%	1.61%	1.49%	1.51%	1.57%

Nonperforming assets / capital plus allowance for loan losses	17%	19%	22%	25%	26%